Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

NUWELLIS, INC.

and

DAVITA, INC.

Dated as of June 19, 2023

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 19th day of June, 2023, by and between Nuwellis, Inc., a Delaware corporation (the “Company” or “Nuwellis”) and DaVita, Inc., a Delaware corporation (the “Investor”). Nuwellis and the Investor may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Agreement is being entered into in connection with that certain Supply and Collaboration Agreement, dated as of June 19, 2023, 2023 (as the same may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) and the Common Stock Warrant Agreement, dated as of June 19, 2023, by and between the Company and the Investor (the “Warrant”).

The Parties for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, hereby agree as follows:

Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Transaction Agreement. For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1         “Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with independent outside counsel to the Company, (i) would be required to be made in any registration statement, prospectus or report filed with SEC in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the registration statement or report were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

1.2         “Affiliate” means, in relation to either Party, any entity controlling, controlled by, or under common control with such Person, for only so long as such control exists. For these purposes, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of the entity, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the ownership of more than fifty percent (50%) of the voting securities or other ownership interest of an entity.

1.3          “Board” means the board of directors of the Company.

1.4          “Common Stock” means the Company’s common stock, par value $0.0001 per share and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distributions, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

1.5          “Confidential Information” means (i) with respect to the Company, any information or material that is, at the time of disclosure, marked or, if disclosed orally, visually, or in other non-tangible form, identified in writing as confidential or proprietary information; (ii) with respect to Investor, all data, information, and other materials disclosed or otherwise made available by or on behalf of Investor to Company, whether in oral, electronic, visual, written, or any other form, including (A) all information regarding Investor’s or any of its Affiliates’ Intellectual Property, business, business plans, technology, strategy, operations, finances, sales, supply chain, transactions, patients, databases, or customers; (B) all information maintained in Investor’s internal-only documentation or web sites; and (C) all data, information, and materials developed, generated, or derived from any of the foregoing, and (iv) all information which by its nature and the circumstances should reasonably be considered to be confidential information.

1.6          “Control” or “Controlled” means the ability to control the management or day‑to‑day affairs of an entity, whether by ownership, contract or otherwise.

1.7         “Damages” means any loss, action, damage, claim or liability and expenses (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, action, damage, claim or liability and expenses (or actions, proceedings or settlements  in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference in any registration statement of the Company, including any prospectus, preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or free writing prospectus as defined in Rule 405 under the Securities Act or any successor rule thereof; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state or federal securities law or any rule or regulation thereunder.

1.8          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9        “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10        “Form S‑1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11      “Form S‑3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12     “Intellectual Property” means any and all inventions, innovations, modifications, discoveries, designs, methods, analyses, drawings, developments, improvements, processes, software programs, works of authorship, documentation, formulas, data, databases, techniques, know-how, trade secrets, and ideas, in each case whether or not patentable or registrable under any applicable Law, including any copyright, trademark or patent Law.

1.13       “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus, or necessary to make the statements in a registration statement or prospectus in the light of the circumstances under which they were made not misleading.

1.14       “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

1.15     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

1.16       “Personnel” means, with respect to a Person, the employees, directors, officers, representatives, agents, and contractors of such Person, or any of the foregoing.

1.17       “Registrable Securities” means, as of any date of determination, (a) all the Common Stock issued and issuable upon exercise of the Warrant (assuming on such date the Warrant is exercised in full without regard to any exercise limitations as set forth therein), (b) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrant (without giving effect to any limitations on exercise set forth in the Warrant), (c) any other shares of Common Stock acquired by Investor or its Affiliates directly from the Company after date hereof, and (d) any securities issued or then issuable upon any stock split, dividend, or other distribution, merger, consolidation, recapitalization or similar event with respect to the foregoing. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when the SEC has declared a registration statement covering such securities effective and such securities have been disposed of pursuant to such effective registration statement or Rule 144.

1.18        “Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

1.19        “SEC” means the Securities and Exchange Commission.

1.20        “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.21        “Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.22        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.23      “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Investor, except for the fees and disbursements of the selling Investor’s counsel (as defined herein) borne and paid by the Company as provided in Subsection 2.6.

1.24        “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

1.25       “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

1.26        “Underwritten Offering” means an offering of Common Stock or other equity securities of the Company in which such securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, including any bought deal or block sale to a financial institution.

Registration Rights. The Company covenants and agrees that , from and after the Ultrafiltration Services Approval:

2.1          Demand Registration.

(a)         Form S‑1 Demand. Upon demand and, with respect to any Registrable Securities, if the Company receives a request from the Investor that the Company file a Form S‑1 registration statement with respect to all or any portion of such Registrable Securities of Investor, then the Company shall as soon as reasonably practicable, and in any event no later than forty-five (45) days after the date such request is given by the Investor, file a Form S‑1 registration statement under the Securities Act covering all Registrable Securities that the Investor has requested to be registered, subject to the limitations of Subsections 2.1(c), (d) and 2.3 and use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter.

(b)          Form S‑3 Demand. If at any time when it is eligible to use a Form S‑3 registration statement, the Company receives a request from the Investor that the Company file a Form S‑3 registration statement with respect to all or any portion of the Registrable Securities of Investor, then the Company shall as soon as reasonably practicable, and in any event no later than thirty (30) days after the date such request is given by the Investor, file a Form S‑3 registration statement or any comparable or successor form or forms under the Securities Act covering all Registrable Securities requested to be included in such registration by the Investor, subject to the limitations of Subsections 2.1(c), (d) and 2.3 and use its best efforts to cause such registration to be effected as would permit or facilitate the sale and distribution of all of such Registrable Securities as specified in the request. At such time as the Company is qualified for the use of  a Form S-3 registration statement, or the then appropriate form, for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), the holders of Registrable Securities shall have the right to request registration under on a Shelf Registration Statement (a “Shelf Registration”). If the Shelf Registration Statement is initially filed on Form S-1 and thereafter the Company becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as practicable, cause such Shelf Registration Statement to be amended, or shall file a new replacement Shelf Registration Statement on Form S-3. The Company shall prepare and file with (or confidentially submit to) the Commission a Shelf Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included in such Shelf Registration within 30 days after the date on which the initial request is given and shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Investor requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure by the Company of material non‑public information of the Company that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Investor is given; provided, however, that the Company may not (x) invoke this right more than twice in any twelve (12) month period, (y) defer taking action with respect to any filing under this Subsection 2.1(c) for an aggregate period exceeding ninety (90) days during any twelve (12) month period, or (z) register any securities for its own account or that of any other stockholder during any such period during which the Company is deferring taking action pursuant to this Subsection 2.1(c) with respect to a filing requested by holder other than an Excluded Registration.

(d)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company‑initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) subject to the last sentence of this Subsection 2.1(d), after the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S‑3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company‑initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration and forfeits its right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

(e)         Notwithstanding anything in this Agreement to the contrary, if at any time after the Company has effected two (2) registrations pursuant to Subsection 2.1(a) the Investor desires the Company to effect a registration under this Section 2.1, the Investor shall be entitled to request, and the Company shall be obligated to effect, a registration pursuant to Subsection 2.1(a) notwithstanding the limitation to two (2) registrations under Subsection 2.1(a) above under this Subsection 2.1(e) (the “Additional S‑1 Registration”), provided, however, that (1) all unregistered Registrable Securities then held by Investor must be included in such Additional S‑1 Registration, and (2) the Company shall only be obligated by application of this sentence to effect up to one (1) Additional S‑1 Registration (for an aggregate total of three (3) registrations pursuant to Subsection 2.1(a)).

2.2      Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration) (a “Piggyback Registration Statement”), the Company shall, at such time, promptly, and in any event within thirty (30) days prior to filing any registration statement, give Investor written notice of such proposed registration. Upon the request of Investor given within twenty (20) days after such notice is given by the Company, the Company shall, in good faith, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not Investor has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

A Piggyback Registration Statement shall not be considered a demand registration for purposes for Section 2.

2.3          Underwriting Requirements.

(a)         If, pursuant to any offering made in accordance with Subsection 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, Investor shall so advise the Company as a part of its request made pursuant to Subsection 2.1. In the event of demand registrations for an Underwritten Offering pursuant to Subsections 2.1(a) and (b), the underwriter(s) will be jointly selected by the Company and Investor, provided, however, that in the event of registrations pursuant to Subsection 2.2, the underwriter(s) will be selected by the Company in its sole discretion. In such event, the right of Investor to include Investor’s Registrable Securities in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of such Registrable Securities in the Underwritten Offering to the extent provided herein. Investor shall (together with the Company as provided in Subsection 2.4(h)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting, provided, however, that neither Investor nor any permitted assignee thereof shall be required to make any representations, warranties or indemnities except as they relate to Investor’s ownership of shares and authority to enter into the underwriting agreement and to Investor’s intended method of distribution, provided, further, that if the underwriter selected for the registration pursuant to this Subsection 2.3(a) requires that the Investor provide additional non‑operational representations, warranties or indemnities that are customary and market standard at the time of such request, Investor shall make or provide such requested non‑operational representations, warranties or indemnities to the extent being made by all other stockholders participating in the underwritten offering. The liability of Investor shall be several and not joint in all cases (except that if Investor has assigned any of its Registrable Securities to any Affiliates, the liability of Investor with respect to the representations, warranties and indemnities shall be joint and several with such Affiliates), and limited in all cases except for fraud or intentional misconduct by Investor, to an amount equal to the net proceeds from the offering received by Investor (and received by such of its Affiliates, if any).

(b)          Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Investor in good faith and in writing that marketing factors require a limitation on the number of shares to be included in the Underwritten Offering, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first to the Investor; (ii) second, among all other selling stockholders requesting to include Other Shares in such registration statement based on their pro rata percentage of Other Shares held by such other selling stockholders, on an as-converted basis; and (iii) third, to the Company, which the Company may allocate, at its own discretion, for its own account, or for the account of other holders or employees of the Company. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.

(c)           In connection with any Underwritten Offering pursuant to Subsection 2.2, the Company shall not be required to include any of such Registrable Securities in such Underwritten Offering unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion and good faith advises will not jeopardize the success of the offering by the Company. If the total number of securities, including such Registrable Securities, requested by stockholders to be included in such Underwritten Offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such Underwritten Offering, then the Registrable Securities that are included in such Underwritten Offering shall be reduced proportionally (with respect to all other shares of the Company’s capital stock included or to be included in such underwriting, other than securities to be sold by the Company). Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all Other Shares (other than securities to be sold by the Company) are also reduced proportionately in the Underwritten Offering, or (ii) the number of such Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such Underwritten Offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, Investor and Investor’s Controlled Affiliates shall be deemed to be a single “selling Investor,” and any pro rata reduction with respect to such “selling Investor” shall be based upon the aggregate number of Registrable Securities owned by Investor and its Controlled Affiliates.

(d)          For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a) and (b), fewer than fifty percent (50%) of the total number of Registrable Securities that Investor has requested to be included in such registration statement are actually included.

(e)        In the case of an Underwritten Offering under Section 2.3, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Investor. In addition, in the case of an Underwritten Offering, Investor may withdraw it’s request to participate in the registration after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

2.4         Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act, and as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement, with respect to such Registrable Securities;

(b)          use its commercially reasonable efforts to cause a registration statement to become effective, and keep such registration statement effective for a period of not less than one hundred twenty (120) days from the effective date of the registration statement or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration; and (ii) in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(c)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement for the period set forth in Subsection 2.4(a) above;

(d)           not less than five (5) Trading Days before filing such registration statement, and not less than one (1) Trading Day prior to the filing of  any prospectus or amendments or supplements thereto with the SEC, furnish to counsel of holders of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(e)         notify each selling holder of Registrable Securities, promptly and in any event within one (1) Trading Day after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement, to any prospectus forming a part of such registration statement has been filed with the SEC;

(f)        furnish to the selling Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of such Registrable Securities;

(g)          use its  commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue‑sky laws of such jurisdictions as shall be reasonably requested by Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(h)         in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(i)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on Nasdaq or such other national exchange or trading system as the Common Stock may then trade;

(j)         make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(k)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(l)           notify Investor promptly after the Company receives notice thereof of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(m)        furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in Underwritten Offerings; (ii) on the date of the applicable prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in Underwritten Offerings; and (iii) obtain the required consents form the Company’s independent certified public accountants, and if applicable, independent auditors to include the accountant’s or auditors’ report, as applicable, relating to the specified financial statements in the registration statement and to be named as an expert in the registration  statement;

(n)       in connection with any Underwritten Offering pursuant to a registration filed pursuant to Section 2.3 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting  agreement contains reasonable and customary provisions;

(o)           after such registration statement becomes effective, notify Investor promptly of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(p)           after such registration statement becomes effective, notify Investor promptly after receiving notice or obtaining knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(q)         in connection with the registration of any Registrable Securities, including in an Underwritten Offering, use commercially reasonable efforts to make available senior executives of the Company to participate in “road shows” and/or other customary marketing activities; and

(r)        in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, in connection with the registration of any Registrable Securities.

2.5        Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of Investor that Investor shall furnish to the Company such information regarding itself, such Registrable Securities held by it, the intended method of disposition of such securities and such other information as is reasonably required to effect the registration of Investor’s Registrable Securities.

2.6        Expenses of Registration. All fees and expenses (other than Selling Expenses) incurred by the Company in connection with registration, filings, or qualifications pursuant to Section 2, whether or not any Registrable Securities are sold pursuant to a registration statement, including without limitation, (i) all registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Underwriters in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities, as may be applicable); (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement (e.g. of independent registered public accountants of the Company); (viii) Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees (if any); and (ix) reasonable fees and expenses of one counsel selected by Investor for the holder of Registrable Securities participating in such registration shall be paid by the Company.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement. All Selling Expenses relating to such Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Investor.

2.7         Suspension of Sales; Adverse Disclosure. The Company shall promptly notify Investor in writing if any registration statement or prospectus contains a Misstatement and, upon receipt of such written notice from the Company, Investor shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement, provided that the Company hereby covenants to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a registration statement at any time would require the Company to make an Adverse Disclosure or Misstatement, the Company may, upon prompt written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, the registration statement (the (“Demand Suspension”). The Company shall have the right to defer the filing, initial effectiveness or continued use of any such registration statement  for a period of not more than thirty (30) days provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than twice or for more than a total of sixty (60) days in any 12-month period. The Company shall immediately notify the Investor upon the termination of any Demand Suspension, and shall amend or supplement the prospectus or registration statement if necessary, so it does not contain any Adverse Disclosure.

2.8          Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless Investor, and the partners, officers and directors of Investor, legal counsel and accountants for Investor, any underwriter (as defined in the Securities Act) for Investor; and each Person, if any, who Controls Investor, and any other underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will reimburse each Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, action, damage or liability or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Investor, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to the date that the registration statement related to the sale of Registrable Securities to the Person asserting the claim was filed.

(b)          To the extent permitted by law, Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Investor selling securities in such registration statement, and any controlling Person of any such underwriter or other Investor, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Investor expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to the date that the registration statement related to the sale of Registrable Securities to the Person asserting the claim was filed; and each such selling Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Investor by way of indemnity or contribution under Subsections 2.8(a) and 2.8(c) exceed the proceeds from the offering received by Investor (net of any Selling Expenses paid by Investor), except in the case of fraud or willful misconduct by Investor.

(c)           Promptly after receipt by an indemnified party under this Subsection 2.8(c) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8(c), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection  2.8(c), only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection  2.8(c).

(d)         To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8(d) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8(d) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8(d), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Investor will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall Investor’s liability pursuant to this Subsection 2.8(c), when combined with the amounts paid or payable by Investor pursuant to Subsection 2.8(a), exceed the proceeds from the offering received by Investor (net of any Selling Expenses of Investor), except in the case of willful misconduct or fraud by Investor.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the Underwritten Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f)        Unless otherwise superseded by an underwriting agreement entered into in connection with the Underwritten Offering, the obligations of the Company and Investor under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9          Reports Under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company covenants to:

(a)           make and keep available adequate current public information, as those terms are understood and defined in Rule 144 at all times;

(b)           use commercially reasonable efforts to file timely with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act ; and

(c)         furnish to Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written certificate by a duly authorized officer of the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S‑3 (at any time after the Company so qualifies to use such form), including providing any customary legal opinions.

2.10       Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted the holders of Registrable Securities in this Agreement.

2.11        “Market Stand‑off” Agreement. Investor hereby agrees that in connection with any registered offering of the Common Stock or other equity securities of the Company, and upon the request of the managing underwriting in such offering, will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S‑1 or Form S‑3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA Rules, or any successor provisions or amendments thereto), lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or pursuant to a trading plan pursuant to Rule 10b5‑1 in effect as of the date the lock‑up period commences, and shall be applicable to the Investor only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third‑party beneficiaries of this Subsection 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.10 or that are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Subsection 2.10, the holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Subsection 2.10 in the event and to the extent that the managing underwriter of the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 1% of the outstanding Common Stock.

2.12      Termination of Registration Rights. The right of Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate when there shall be no Registrable Securities outstanding, provided that the provisions of Section 2.6 (Expenses of Registration) and Section 2.8(Indemnification) shall survive such termination.

3.            Confidentiality.

3.1         Obligations. Each Party and its Affiliates (each, a “Receiving Party”) will maintain in confidence all Confidential Information disclosed to it by the other Party, its Affiliates or its or their Personnel (the “Disclosing Party”) in connection with this Agreement, the Warrant, the Transaction Agreement and the transactions contemplated hereby and thereby (the “Governing Agreements”). Each Receiving Party agrees not to use, disclose, or grant use of such Confidential Information except for purposes of the activities expressly authorized in by a Governing Agreement. Each Receiving Party agrees to use at least the same standard of care as it uses to protect its own confidential information of a similar nature to protect such Confidential Information from unauthorized use or disclosure and to ensure that such Personnel do not disclose or make any unauthorized use of such Confidential Information, but in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by a Receiving Party.

3.2          Exceptions. The obligations set forth in Section 3.1 shall not apply to the extent that such information: (a) was already known to a Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by a Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to a Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to a Receiving Party other than through any act or omission of a Receiving Party in breach of this Agreement or any other Governing Agreement; (d) was disclosed to a Receiving Party, other than under an obligation of confidentiality by a third party who was not known by a Receiving Party to be under an obligation to a Disclosing Party not to disclose such information to others; or (e) was developed independently by a Receiving Party without any use of or reference to the Confidential Information of a Disclosing Party.

3.3          Required Disclosures. Notwithstanding Section 3.1, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that it is required to be disclosed by applicable law or a valid order of a court or other governmental authority, provided that the Receiving Party gives the Disclosing Party prompt prior written notice to the extent legally permissible so that the Disclosing Party has a reasonable opportunity to contest or limit such disclosure, and reasonably cooperates with the Disclosing Party in any such efforts. If prompt prior written notice cannot be given pursuant to Section 3.1, the Receiving Party shall use commercially reasonable efforts to seek to obtain a protective order or other appropriate confidential treatment for such Confidential Information.

3.4          Return of Confidential Information. Upon a Disclosing Party’s written request, and in any event following the termination or expiration of all (but not less than all) of the Governing Agreements, the Receiving Party shall promptly return or destroy the Disclosing Party’s Confidential Information.

3.5          Conflict. In the event that the provisions of this Section 3 conflict with the provisions of any other Governing Agreement with respect to the treatment of confidential information concerning the matters expressly addressed in such other Governing Agreement, the conflicting provisions of such other Governing Agreement shall control with respect to such matters.

4.            Miscellaneous.

4.1         Successors and Assigns. The rights under this Agreement may be assigned by Investor to a transferee of Registrable Securities that (i) is an Affiliate of Investor; (ii) is a Person that acquires substantially all of the assets of Investor, so long as Investor has, immediately prior to such acquisition, material assets and/or operations other than the Company’s capital stock; or (iii) is a Person who, through a merger consolidation, recapitalization, sale of equity interests or other transaction or series of transactions involving Investor, owns in the surviving entity after the closing a majority of the outstanding equity interests when it did not own a majority of the equity interests in Investor immediately prior to such transaction, so long as Investor or the other affiliates of Investor involved in such transactions and which such Person controls after the closing had material assets and/or operations other than the Company’s capital stock immediately prior to such closing; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. Upon any permitted assignment of this Agreement, the assignee thereof shall be deemed to be “Investor” for all purposes and will be deemed to be a direct party to this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2         Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof that would require the application of the laws of any other jurisdiction.

4.3          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4        Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5        Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) on the fifth (5th) business day after dispatch by registered or certified mail; (iii) on the next business day if transmitted by national overnight courier; or (iv) the time of transmission, if such notice or communication is delivered via confirmed email prior to 5:30 P.M. New York City time, on a Trading Day or the next Trading Date after the date of transmission, if such notice or communication is delivered via confirmed email on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, in each case as follows (or at such other address for a Party as shall be specified by like notice):

If to the Company:

Nuwellis, Inc.
Attention: CEO
12988 Valley View Road
Eden Prairie, Minnesota 55344
Email: nestor.jaramillo@nuwellis.com

With copies to (which shall not constitute notice), to:

Honigman LLP
Attention: Phillip D. Torrence
650 Trade Centre Way, Suite 200
Kalamazoo, Michigan 49002-0402
Email: ptorrence@honigman.com

If to the Investor:

DaVita, Inc.
Attention: Steve Phillips
2000 16th Street
Denver, Colorado 80202

With copies (which shall not constitute notice), to:

Freshfields Bruckhaus Deringer US LLP
Attention: Scott Blumenkranz
855 Main Street
Redwood City, CA 94063
Email: scott.blumenkranz@freshfields.com

4.6        Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Any amendment, modification, termination, or waiver of any term of this Agreement effected in accordance with this Subsection 4.5 shall be binding on all parties hereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7       Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law. The balance of this Agreement shall be enforceable in accordance with its terms.

4.8        Remedies.  The holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company   acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

4.9        Aggregation of Stock. All shares of Registrable Securities held or acquired by Investor’s Affiliates shall be aggregated together for the purpose of determining the availability of any rights of Investor under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.10      Further Assurances. Each Party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

4.11      Entire Agreement. This Agreement (including any schedule or exhibits hereto) and the agreements contemplated hereby, including the Governing Agreements, constitute the entire agreement of the parties with respect to the subject matter of said agreements, and said agreements supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof. This Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successor and permitted assigns.

4.12      Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, shall be submitted to arbitration conducted in Denver, Colorado, in accordance with the then in effect Commercial Rules of the American Arbitration Association (“AAA Rules”), in effect as of the date of this Agreement. Arbitration shall be by a single arbitrator mutually agreed upon by the parties; if no agreement can be reached within 10 days after names of potential arbitrators have been proposed by AAA, then by one arbitrator who is chosen by the AAA in accordance with the AAA Rules. Judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. Before engaging in arbitration, the parties agree to first attempt to resolve the dispute informally or with the assistance of a neutral third-party mediator. Each party acknowledges that by agreeing to this arbitration procedure, such party waives the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. The arbitrator, and not a court, shall also be authorized to determine arbitrability. Claims will be governed by applicable statutes of limitations. The arbitrator may in his or her discretion award attorneys’ fees and costs to the prevailing party. This arbitration agreement does not cover any action seeking only emergency, temporary or preliminary injunctive relief (including a temporary restraining order) in a court of competent jurisdiction in accordance with applicable law to protect a party’s confidential or trade secret information. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act.

4.13      WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER GOVERNING AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

4.14       Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non‑defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

NUWELLIS, INC.

By:	/s/ Nestor Jaramillo, Jr.

Name:	Nestor Jaramillo, Jr.

Title:	Chief Executive Officer and President

INVESTOR:

DAVITA, INC.

By:	/s/ Ray Follett

Name:	Ray Follett

Title:	Group Vice President

Signature Page to Registration Rights Agreement